SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

ITEM 7.01. Regulation FD Disclosure

On July 31, 2006, FTI Consulting, Inc. (“FTI”) issued a press release announcing our financial results for the second quarter and six months ended June 30, 2006, as well as other information, including operating results by business segment, other developments and updated outlook for 2006. The full text of the Press Release (and accompanying Financial Tables and revised Outlook Range for 2006) issued on July 31, 2006 is set forth in Exhibit 99.1 hereto.

The Press Release includes a discussion of FTI’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA by business segment. Although EBITDA is not a measure of financial condition or performance determined in accordance with generally accepted accounting principles, FTI believes that it is a useful operating performance measure for evaluating our results of operations from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. FTI uses EBITDA to evaluate and compare the operating performances of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it considers acquiring. A reconciliation of consolidated EBITDA to consolidated net income for the three months and six months ended June 31, 2006 is included in the accompanying Financial Tables to the Press Release furnished as Exhibit 99.1. With respect to FTI’s revised outlook for 2006, a reconciliation of EBITDA to net income as projected for the year ending December 31, 2006 is not reasonably available because FTI cannot determine net income for its 2006 fiscal year with certainty at this time.

In addition, information relating to earnings per share and EBITDA (including the impact of FASB Statement No. 123(R)) for the year ending December 31, 2006 have been included in the Press Release, but cannot be reconciled to GAAP because share based compensation for the full year ending December 31, 2006 cannot be predicted and is not quantifiable at this time. The anticipated amounts can not be predicted with certainty because they will depend on the levels and timing of share-based compensation that may be issued in connection with the company’s hiring, performance evaluation and retention programs and potential acquisitions, as well as the price of the company’s stock. Therefore, the impact of expensing stock options in accordance with FASB Statement No.123(R) is not determinable with certainty at this time. The impact of accounting for equity issuances for the year ending December 31, 2006 under FASB Statement No. 123(R) will be significant.

EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. We believe that EBITDA as a supplemental financial measure is also indicative of FTI’s capacity to incur and service debt and thereby provides additional useful information to investors regarding FTI’s financial condition and results of operations. EBITDA for purposes of the covenants set forth in our senior secured credit facility is not calculated in the same manner as calculated for purposes of the attached Financial Tables accompanying the Press Release.

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The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated July 31, 2006 (and accompanying Financial Tables and revised Outlook Range for 2006), of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: August 2, 2006	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 31, 2006 (and accompanying Financial Tables and revised Outlook Range for 2006), of FTI Consulting, Inc.